Exhibit 99.1

Waters Corporation Names Udit Batra President and Chief Executive Officer

Announces Preliminary Second Quarter 2020 Sales

MILFORD, Mass. — July 15, 2020 — Waters Corporation (NYSE:WAT) (“Waters” or the “Company”) today announced that Udit Batra, Ph.D. has been named the Company’s President and Chief Executive Officer, effective September 1, 2020. He will also join Waters’ Board of Directors at that time. Dr. Batra succeeds Christopher O’Connell who will remain in his current roles as President and Chief Executive Officer, and as a member of the Board until September 1, 2020. As previously announced, Mr. O’Connell will also remain with Waters as an advisor until the end of this year to support the transition.

Dr. Batra brings to Waters more than two decades of leadership and operational expertise in the healthcare and life sciences industry, including a proven track record of driving results at the top of the industry and successfully managing a global organization. Most recently, Dr. Batra served as Chief Executive Officer of the $7.7 billion Life Science business of publicly traded Merck KGaA, Darmstadt, Germany, which operates as MilliporeSigma in the United States and Canada. In this role, he led the business’ successful integration of Sigma-Aldrich, which was acquired in 2015, resulting in the creation of MilliporeSigma. Since that time, Dr. Batra oversaw a strategic transformation of the business and drove above-market organic sales growth and margins, which remain the highest among MilliporeSigma’s integrated peers. Prior to that, Dr. Batra served as President and Chief Executive Officer of the global Consumer Health business of Merck KGaA, Darmstadt, Germany, where he led a turnaround that almost doubled its profitability and achieved organic growth rates in the top tier of the consumer health industry.

“We are pleased to have identified such an accomplished and experienced candidate and are confident that Udit is the right leader to take Waters to the next level,” said Dr. Flemming Ornskov, Chairman of the Board. “His focus on commercial execution and innovation, proven ability to build strong and collaborative cultures and intense commitment to serving customers have translated into tangible results. Building on Waters’ strong foundation, we look forward to the Company’s next phase of innovation and growth with Udit at the helm. We are grateful for the continued hard work and leadership of Chris and the entire Waters team to remain focused on our business, continue our progress and ensure a seamless transition.”

Dr. Batra said, “As a research engineer, I have a deep knowledge of Waters and TA instruments, and I have long admired the Company and its global impact. Waters’ team of world-renowned scientists, researchers and other professionals has consistently delivered scientific and technological excellence to enhance human health and well-being. With a continued focus on organic innovation, strategic M&A and disciplined capital allocation, I am confident we will capitalize on Waters’ significant growth opportunities.”

“Throughout my career, I have focused on starting with listening and learning, embracing challenges and working with talented people. I join Waters with energy and a shared passion for technology development and serving our customers to drive value for shareholders while making the world a better place,” continued Dr. Batra.

The Board retained Heidrick & Struggles, a leading global executive search firm, to assist in its search process.

Preliminary Second Quarter 2020 Sales Results

Based on preliminary unaudited financial information, the Company expects to report sales in the range of $517 million to $523 million for the second quarter of 2020, a decrease of approximately 13.6% to 12.8% compared to sales of $599 million for the second quarter of 2019.

Waters will provide full financial results for the second quarter on its upcoming earnings call, which is scheduled for July 28, 2020.

About Dr. Udit Batra

Dr. Udit Batra most recently served as Chief Executive Officer of the Life Science business of Merck KGaA, Darmstadt, Germany, which operates as MilliporeSigma in the United States and Canada, and as a member of its Executive Board, roles he has held since 2014 and 2016, respectively. Prior to that, Dr. Batra spent nearly two and a half years as President and Chief Executive Officer of Merck KGaA, Darmstadt, Germany’s Consumer Health business. Dr. Batra oversaw the company’s Bioethics Advisory Panel and had Board responsibility for the global Information Technology function. Before joining Merck KGaA, Darmstadt, Germany, Dr. Batra held several positions of increasing responsibility at Novartis, including Global Head of Corporate Strategy in Switzerland, Country President for the Pharma Business of Novartis in Australia and New Zealand, and the Global Head of Public Health and Market Access in Cambridge, Massachusetts. He also served at the global consultancy McKinsey & Company across the healthcare, consumer and non-profit sectors. Dr. Batra started his career at Merck Research Labs in West Point, Pennsylvania as a research engineer.

Dr. Batra currently serves as the Chairman of the Massachusetts High Technology Council and as a Board member on the Boston Chamber of Commerce and MassBio. He is also a member of the Advisory Council at Princeton University’s Department of Chemical Engineering and a member of the Advisory Council at the University of Delaware’s Department of Chemical Engineering.

He holds a Ph.D. in Chemical Engineering from Princeton University and a BS in Chemical Engineering from the University of Delaware.

About Waters

Waters Corporation (NYSE:WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for more than 60 years. With more than 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding Dr. Batra’s appointment and the Company’s recent performance. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payment for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (“SEC”), which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release, as updated by the Company’s subsequent filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

The preliminary estimated financial information set forth herein includes the Company’s preliminary estimates of certain financial results for the second quarter of 2020, based on currently available information. The Company has not yet finalized its results for this period and its consolidated financial statements for the second quarter of 2020 are not currently available. The Company’s actual results remain subject to the completion of the quarter-end closing process, which includes review by management and the Company’s board of directors, including the audit committee. While carrying out such procedures, the Company may identify items that require it to make adjustments to the preliminary estimated financial information set forth herein. As a result, the Company’s actual results could be different from those set forth herein and the differences could be material. Therefore, a reader should not place undue reliance on the preliminary estimated financial information. The preliminary estimated financial information included herein have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditors have not audited, reviewed or compiled such preliminary estimated financial information. Accordingly, PricewaterhouseCoopers LLP expresses no opinion or any other form of assurance with respect thereto. The preliminary estimated financial information set forth herein should not be considered a substitute for the information to be filed with the SEC in the Company’s quarterly report on Form 10-Q for the second quarter of 2020 once it becomes available.

Contacts

Waters Corporation

Bryan Brokmeier, 508-482-3448

investor_relations@waters.com

Senior Director Investor Relations

Waters Corporation

Kevin Kempskie, 617-413-4333

corporate_communications@waters.com

Senior Director Public Relations